UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2022

KENILWORTH SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

New York	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Broad Street, Suite 2826, New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 308-1364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 17, 2022, pursuant to an Agreement for Purchase and Sale of Assets, the Registrant completed the sale of its principal assets to ACL Group, Inc. These assets had originally been acquired from ACL Group, Inc. on September 23, 2021 in exchange for the issuance by the Registrant of a Secured Promissory Note in the amount of $300,000,000 to ACL Group, Inc. During the six-month period agreed upon by the Parties, the management of the Registrant determined that the cash-flow which would be obtained from the commercialization of these assets would be insufficient to meet the debt service obligations. Accordingly, the Parties agreed to the re-acquisition of the assets by ACL Group, Inc., and the Secured Promissory Note issued by the Registrant, dated September 23, 2021, in the principal amount of $300,000,000 plus accrued and unpaid interest was satisfied and extinguished.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

2.1	Agreement for Purchase and Sale of Assets dated March 17, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Date: March 18, 2022	By:	/s/ Neil Kleinman
	Name:	NEIL KLEINMAN
	Title:	President and Chief Executive Officer

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